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EXHIBIT 23

Analysis, Research & Planning Corporation's Consent

Union Carbide Corporation:

Analysis, Research & Planning Corporation ("ARPC") hereby consents to the use of ARPC's name and the reference to ARPC's report dated January 9, 2003, appearing in this Quarterly Report on Form 10-Q of Union Carbide Corporation for the quarter ended June 30, 2003.

/s/ B. THOMAS FLORENCE B. Thomas Florence President Analysis, Research & Planning Corporation July 25, 2003

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Analysis, Research & Planning Corporation's Consent